CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	April 24, 2017
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS 2017 FIRST QUARTER RESULTS

Highlights

▪	Quarterly net income available to common stockholders of $18.0 million in comparison with $19.8 million for the first quarter of the prior year
▪	Diluted earnings per common share of $0.68 in comparison with $0.82 for the first quarter of the prior year
▪	Net interest margin of 3.95%, fully tax-equivalent (non-GAAP)(1) of 4.16%
▪	Return on average common equity of 9.71% and return on average tangible common equity (non-GAAP)(2) of 12.25%
▪	Non-time deposits increased $269.3 million or 4% since December 31, 2016, and included $111.6 million of organic growth
▪	Tangible capital ratio (non-GAAP)(3) of 7.50%
▪	Completed acquisition of Founders Bancorp and systems conversion of Founders Community Bank
▪	Announced definitive merger agreement with Citywide Banks of Colorado, Inc.

	Quarter Ended March 31,
	2017	2016
Net income (in millions)	$18.0	$20.0
Net income available to common stockholders (in millions)	18.0	19.8
Diluted earnings per common share	0.68	0.82

Return on average assets	0.89%	0.99%
Return on average common equity	9.71	12.68
Return on average tangible common equity (non-GAAP)(2)	12.25	16.45
Net interest margin	3.95	4.02
Net interest margin, fully tax-equivalent (non-GAAP)(1)	4.16	4.19

"Heartland reported first quarter net income of $18 million, or $0.68 per diluted common share, reflective of results that were somewhat mixed. We experienced strong non-time deposit growth, a solid net interest margin and an improved tangible common equity ratio; however, weakness in loan growth and lower mortgage loan activity led to earnings that were a bit short of our expectations."

Lynn B. Fuller, chairman and chief executive officer, Heartland Financial USA, Inc.

(1) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table included in this earnings release.
(2) Refer to the "Reconciliation of Return on Average Common Tangible Equity (non-GAAP)" table included in this earnings release.
(3) Refer to the "Reconciliation of Tangible Capital Ratio (non-GAAP)" table included in this earnings release.

Dubuque, Iowa, Monday, April 24, 2017-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $18.0 million, or $0.68 per diluted common share, for the quarter ended March 31, 2017, compared to $19.8 million, or $0.82 per diluted common share, for the first quarter of 2016. Return on average common equity was 9.71% and return on average assets was 0.89% for the first quarter of 2017, compared to 12.68% and 0.99%, respectively, for the same quarter in 2016.

Commenting on Heartland’s first quarter 2017 results, Lynn B. Fuller, Heartland’s chairman and chief executive officer said, "Heartland reported first quarter net income of $18 million, or $0.68 per diluted common share, reflective of results that were somewhat mixed. We experienced strong non-time deposit growth, a solid net interest margin and an improved tangible common equity ratio; however, weakness in loan growth and lower mortgage loan activity led to earnings that were a bit short of our expectations."

On February 28, 2017, Heartland completed the acquisition of Founders Bancorp, parent company of Founders Community Bank, based in San Luis Obispo, California. Based on Heartland's closing common stock price of $49.55 per share as of February 28, 2017, the aggregate consideration was $31.0 million, with 30% of the consideration paid in cash and 70% by delivery of Heartland common stock. Simultaneous with the closing of the transaction, Founders Community Bank merged into Heartland's Premier Valley Bank subsidiary. As of the close date, Founders Community Bank had, at fair value, total assets of $213.3 million, total loans of $96.4 million and total deposits of $181.5 million. The systems conversion for this transaction occurred two weeks after the closing.

On February 13, 2017, Heartland entered into a definitive merger agreement with Citywide Banks of Colorado, Inc., parent company of Citywide Banks, headquartered in Aurora, Colorado. Under the terms of the definitive merger agreement, Heartland will acquire Citywide Banks of Colorado Inc., in a transaction valued at approximately $203.0 million as of the announcement date, subject to certain adjustments. Citywide Banks of Colorado, Inc. common shareholders will receive a combination of Heartland common stock and cash. The transaction is subject to customary closing conditions, including approval by the shareholders of Citywide Banks of Colorado, Inc., and bank regulatory authorities. The transaction is also subject to Heartland shareholders' approval of an increase in the number of authorized shares of common stock. The transaction is expected to close in the third quarter of 2017, and simultaneous with the close, Citywide Banks will merge into Heartland's Centennial Bank and Trust subsidiary. The combined entity will operate as Citywide Banks. As of December 31, 2016, Citywide Banks had total assets of $1.38 billion, including $977.6 million in net loans outstanding, and $1.20 billion of deposits.

Fuller commented, “Expansion of our banking franchise through mergers and acquisitions remains a high priority for Heartland. In the first quarter, we announced the signing of a definitive agreement to acquire Citywide Banks of Colorado, Inc. When the merger is completed, Citywide will join with Centennial Bank and Trust to create a premier community banking organization in Colorado with assets of $2.3 billion and 29 banking centers in one of the country’s best growth markets.”

Fully Tax-Equivalent Net Interest Margin Remains Above 4.00%

Net interest margin, expressed as a percentage of average earning assets, was 3.95% (4.16% on a fully tax-equivalent basis) during the first quarter of 2017, compared to 3.96% (4.14% on a fully tax-equivalent basis) during the fourth quarter of 2016 and 4.02% (4.19% on a fully tax-equivalent basis) during the first quarter of 2016.

Fuller said, "We are very pleased with our net interest margin, which reached 4.16% on a fully tax-equivalent basis for the quarter, reflecting our continued pricing discipline. We remain among the leaders in our peer group on this significant financial metric."

Interest income for the first quarter of 2017 was $80.6 million compared to the $80.7 million recorded in the first quarter of 2016. The taxable equivalent adjustment for income taxes saved on the interest earned on nontaxable securities and loans was $3.9 million for the first quarter of 2017 and $3.0 million for the first quarter of 2016. With these adjustments, interest income on a tax-equivalent basis was $84.4 million for the first quarter of 2017, an increase of $686,000 or 1%, compared to $83.7 million for the first quarter of 2016. The increase in interest income on a fully tax-equivalent basis in the first quarter of 2017, as compared to the first quarter of 2016, was primarily due to an increase in average earning assets, which totaled $7.50 billion during the first quarter of 2017 compared to $7.28 billion during the first quarter of 2016, a $225.8 million or 3% increase. A majority of this growth was attributable to the CIC Bancshares, Inc. acquisition completed on February 5, 2016, and the Founders Bancorp acquisition completed on February 28, 2017.

Interest expense for the first quarter of 2017 was $7.5 million, a decrease of $454,000 or 6% from $8.0 million in the first quarter of 2016. Average interest bearing liabilities decreased $82.2 million or 2% for the quarter ended March 31, 2017, from $5.27 billion in the same quarter in 2016, while the average interest rate paid on Heartland's interest bearing deposits and borrowings declined 2 basis points from 0.61% in the first quarter of 2016 to 0.59% in the first quarter of 2017.

Net interest income was $73.0 million during the first quarter of 2017 compared to $72.7 million during the first quarter of 2016, an increase of $321,000 or less than 1%. After the tax-equivalent adjustment discussed above, net interest income on a tax-equivalent basis totaled $76.9 million during the first quarter of 2017 compared to $75.7 million during the first quarter of 2016, an increase of $1.1 million or 2%.

Noninterest Income Decreases and Noninterest Expenses Increase From Same Quarter Last Year

Noninterest income totaled $25.9 million during the first quarter of 2017 compared to $29.6 million during the first quarter of 2016, a decrease of $3.7 million or 12%. Service charges and fees totaled $9.5 million during the first quarter of 2017 compared to $7.2 million during the first quarter of 2016, an increase of $2.3 million or 32%. This increase was primarily attributable to a larger demand deposit customer base, a portion of which was the result of the CIC Bancshares, Inc. acquisition completed during the first quarter of 2016, and increased interchange revenue from commercial card activity. Gains on sale of loans held for sale totaled $6.1 million during the first quarter of 2017 compared to $11.1 million during the first quarter of 2016, a decrease of $4.9 million or 44%, due to lower mortgage loan activity.

For the first quarter of 2017, noninterest expenses totaled $71.7 million compared to $70.3 million during the first quarter of 2016, an increase of $1.4 million or 2%. The categories with the most significant increases were professional fees, which increased $1.3 million or 19%, and advertising, which increased $1.1 million or 89%.

Heartland's effective tax rate was 23.49% for the first quarter of 2017 compared to 33.10% for the first quarter of 2016. Federal low-income housing tax credits included in the determination of Heartland's income taxes totaled $304,000 during the first quarter of both 2017 and 2016. Heartland's effective tax rate was also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 30.46% during the first quarter of 2017 compared to 18.88% during the first quarter of 2016. As a result of the adoption of ASU 2016-09, "Compensation-Stock Compensation (Topic 718)" on January 1, 2017, Heartland's income taxes during the first quarter of 2017 included a tax benefit of $888,000 upon the vesting of outstanding restricted stock unit awards. The majority of Heartland's restricted stock unit awards vest annually in the first quarter. Exclusive of the effect of this tax benefit, Heartland's effective tax rate for the first quarter of 2017 was 27.26%.

Loans and Deposits Increase Since December 31, 2016

Total assets were $8.36 billion at March 31, 2017, an increase of $114.8 million or 1% from $8.25 billion at year-end 2016. Included in this growth, at fair value, were $213.3 million of assets acquired in the Founders Bancorp transaction. Securities represented 26% of total assets at both March 31, 2017, and December 31, 2016.

Total loans held to maturity were $5.36 billion at March 31, 2017, compared to $5.35 billion at year-end 2016, an increase of $9.9 million or less than 1%. This increase includes $96.4 million of total loans held to maturity, at fair value, acquired in the Founders Bancorp transaction. Exclusive of this transaction, total loans held to maturity decreased $86.6 million or 2% during the first quarter of 2017.

Total deposits were $7.09 billion as of March 31, 2017, compared to $6.85 billion at year-end 2016, an increase of $242.5 million or 4%. This increase included $181.5 million of deposits, at fair value, acquired in the Founders Bancorp transaction. Exclusive of this transaction, total deposits increased $61.0 million during the first quarter of 2017. Non-time deposits totaled $6.26 billion at March 31, 2017, an increase of $269.3 million or 4% from $5.99 billion at year-end 2016, with $157.7 million of the increase attributable to the Founders Bancorp transaction. Exclusive of this transaction, non-time deposits increased $111.6 million or 2% during the first quarter of 2017.

Fuller said, “In addition to solid growth in non-time deposits, we are delighted to see a continuing favorable shift in our deposit mix with non-time funding representing 88% of total deposits, up from 83.5% one year ago. Likewise, our demand deposits now constitute almost 33% of the mix, up from 30% one year ago.”

Nonperforming Assets Increase Since December 31, 2016

Nonperforming assets were $75.7 million or 0.90% of total assets at March 31, 2017, compared to $74.8 million or 0.91% of total assets at December 31, 2016. Nonperforming loans were $63.7 million or 1.19% of total loans at March 31, 2017, compared to $64.4 million or 1.20% of total loans at December 31, 2016.

The allowance for loan losses at March 31, 2017, was 1.03% of loans and 86.29% of nonperforming loans, compared to 1.02% of loans and 84.37% of nonperforming loans at December 31, 2016. The provision for loan losses was $3.6 million for the first quarter of 2017 compared to $2.1 million for the first quarter of 2016.

Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. A replay will be available until April 23, 2018, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets exceeding $8 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 110 banking locations serving 87 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war; (iii) changes in state and federal laws, regulations and governmental policies concerning the company's general business; (iv) changes in interest rates and prepayment rates of the company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Three Months Ended March 31,
	2017	2016
Interest Income
Interest and fees on loans	$66,898	$68,425
Interest on securities:
Taxable	8,253	8,644
Nontaxable	5,191	3,510
Interest on federal funds sold	—	10
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	209	95
Total Interest Income	80,551	80,684
Interest Expense
Interest on deposits	3,730	4,173
Interest on short-term borrowings	137	329
Interest on other borrowings	3,656	3,475
Total Interest Expense	7,523	7,977
Net Interest Income	73,028	72,707
Provision for loan losses	3,641	2,067
Net Interest Income After Provision for Loan Losses	69,387	70,640
Noninterest Income
Service charges and fees	9,457	7,162
Loan servicing income	1,724	1,268
Trust fees	3,631	3,813
Brokerage and insurance commissions	1,036	1,022
Securities gains, net	2,482	3,526
Net gains on sale of loans held for sale	6,147	11,065
Valuation adjustment on commercial servicing rights	5	—
Income on bank owned life insurance	617	522
Other noninterest income	794	1,200
Total Noninterest Income	25,893	29,578
Noninterest Expense
Salaries and employee benefits	41,767	41,714
Occupancy	5,073	5,003
Furniture and equipment	2,501	2,113
Professional fees	8,309	7,010
FDIC insurance assessments	807	1,168
Advertising	2,424	1,284
Core deposit intangibles and customer relationship intangibles amortization	1,171	1,895
Other real estate and loan collection expenses	828	572
(Gain)/loss on sales/valuations of assets, net	412	313
Other noninterest expenses	8,448	9,237
Total Noninterest Expense	71,740	70,309
Income Before Income Taxes	23,540	29,909
Income taxes	5,530	9,900
Net Income	18,010	20,009
Preferred dividends	(19)	(168)
Interest expense on convertible preferred debt	5	—
Net Income Available to Common Stockholders	$17,996	$19,841
Earnings per common share-diluted	$0.68	$0.82
Weighted average shares outstanding-diluted	26,627,830	24,117,384

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Interest Income
Interest and fees on loans	$66,898	$69,848	$70,046	$69,809	$68,425
Interest on securities:
Taxable	8,253	8,480	7,831	7,903	8,644
Nontaxable	5,191	4,292	3,717	3,566	3,510
Interest on federal funds sold	—	—	1	1	10
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	209	157	92	52	95
Total Interest Income	80,551	82,777	81,687	81,331	80,684
Interest Expense
Interest on deposits	3,730	3,744	4,001	4,021	4,173
Interest on short-term borrowings	137	119	235	519	329
Interest on other borrowings	3,656	3,754	3,770	3,673	3,475
Total Interest Expense	7,523	7,617	8,006	8,213	7,977
Net Interest Income	73,028	75,160	73,681	73,118	72,707
Provision for loan losses	3,641	2,181	5,328	2,118	2,067
Net Interest Income After Provision for Loan Losses	69,387	72,979	68,353	71,000	70,640
Noninterest Income
Service charges and fees	9,457	8,128	8,278	8,022	7,162
Loan servicing income	1,724	1,068	873	1,292	1,268
Trust fees	3,631	3,718	3,689	3,625	3,813
Brokerage and insurance commissions	1,036	955	1,006	886	1,022
Securities gains, net	2,482	1,608	1,584	4,622	3,526
Net gains on sale of loans held for sale	6,147	5,840	11,459	11,270	11,065
Valuation adjustment on commercial servicing rights	5	8	5	(46)	—
Income on bank owned life insurance	617	542	620	591	522
Other noninterest income	794	2,588	1,028	764	1,200
Total Noninterest Income	25,893	24,455	28,542	31,026	29,578
Noninterest Expense
Salaries and employee benefits	41,767	39,115	40,733	41,985	41,714
Occupancy	5,073	5,076	5,099	5,220	5,003
Furniture and equipment	2,501	2,944	2,746	2,442	2,113
Professional fees	8,309	7,195	5,985	7,486	7,010
FDIC insurance assessments	807	717	1,180	1,120	1,168
Advertising	2,424	2,274	1,339	1,551	1,284
Core deposit intangibles and customer relationship intangibles amortization	1,171	1,147	1,291	1,297	1,895
Other real estate and loan collection expenses	828	572	640	659	572
(Gain)/loss on sales/valuations of assets, net	412	414	794	(43)	313
Other noninterest expenses	8,448	10,458	8,620	9,303	9,237
Total Noninterest Expense	71,740	69,912	68,427	71,020	70,309
Income Before Income Taxes	23,540	27,522	28,468	31,006	29,909
Income taxes	5,530	8,360	8,260	10,036	9,900
Net Income	18,010	19,162	20,208	20,970	20,009
Preferred dividends	(19)	(19)	(53)	(52)	(168)
Interest expense on convertible preferred debt	5	3	17	31	—
Net Income Available to Common Stockholders	$17,996	$19,146	$20,172	$20,949	$19,841
Earnings per common share-diluted	$0.68	$0.74	$0.81	$0.84	$0.82
Weighted average shares outstanding-diluted	26,627,830	25,800,472	24,922,946	24,974,995	24,117,384

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Assets
Cash and due from banks	$129,386	$151,290	$196,234	$222,718	$124,060
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	43,765	7,434	5,855	7,232	9,168
Cash and cash equivalents	173,151	158,724	202,089	229,950	133,228
Time deposits in other financial institutions	41,539	2,105	2,105	2,105	2,355
Securities:
Available for sale, at fair value	1,893,528	1,845,864	1,655,696	1,566,592	1,690,516
Held to maturity, at cost	260,616	263,662	265,302	270,423	271,300
Other investments, at cost	21,557	21,560	22,082	22,680	22,325
Loans held for sale	49,009	61,261	78,317	82,538	76,565
Loans:
Held to maturity	5,361,604	5,351,719	5,438,715	5,482,258	5,503,005
Allowance for loan losses	(54,999)	(54,324)	(54,653)	(51,756)	(49,738)
Loans, net	5,306,605	5,297,395	5,384,062	5,430,502	5,453,267
Premises, furniture and equipment, net	165,425	164,028	165,841	168,701	164,788
Goodwill	141,461	127,699	127,699	127,699	127,699
Core deposit intangibles and customer relationship intangibles, net	24,068	22,775	23,922	25,213	26,510
Servicing rights, net	35,441	35,778	35,906	35,654	34,910
Cash surrender value on life insurance	117,613	112,615	112,060	111,425	110,834
Other real estate, net	11,188	9,744	10,740	11,003	11,338
Other assets	120,644	123,869	116,394	119,916	128,144
Total Assets	$8,361,845	$8,247,079	$8,202,215	$8,204,401	$8,253,779
Liabilities and Equity
Liabilities
Deposits:
Demand	$2,319,256	$2,202,036	$2,238,736	$2,149,911	$2,079,521
Savings	3,940,146	3,788,089	3,753,300	3,691,791	3,702,431
Time	830,459	857,286	920,657	995,870	1,142,368
Total deposits	7,089,861	6,847,411	6,912,693	6,837,572	6,924,320
Short-term borrowings	155,025	306,459	214,105	303,707	325,741
Other borrowings	282,051	288,534	294,493	296,895	265,760
Accrued expenses and other liabilities	53,596	63,759	76,536	78,264	68,415
Total Liabilities	7,580,533	7,506,163	7,497,827	7,516,438	7,584,236
Stockholders' Equity
Preferred equity	938	1,357	1,357	3,777	3,777
Common stock	26,674	26,120	24,683	24,544	24,520
Capital surplus	351,423	328,376	279,316	274,682	273,310
Retained earnings	431,219	416,109	402,179	384,479	366,014
Accumulated other comprehensive income (loss)	(28,942)	(31,046)	(3,079)	513	1,924
Treasury stock at cost	—	—	(68)	(32)	(2)
Total Equity	781,312	740,916	704,388	687,963	669,543
Total Liabilities and Equity	$8,361,845	$8,247,079	$8,202,215	$8,204,401	$8,253,779

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Average Balances
Assets	$8,233,510	$8,280,042	$8,172,683	$8,211,326	$8,025,070
Loans, net of unearned	5,365,654	5,473,001	5,538,088	5,582,878	5,358,102
Deposits	6,896,821	6,928,978	6,839,334	6,806,259	6,679,010
Earning assets	7,502,496	7,551,997	7,382,860	7,446,849	7,276,703
Interest bearing liabilities	5,190,955	5,206,393	5,224,172	5,363,477	5,273,164
Common stockholders' equity	751,671	726,455	689,637	669,930	629,294
Total stockholders' equity	752,958	727,812	692,404	673,707	695,771
Tangible common stockholders' equity(1)	596,006	575,412	537,375	516,347	485,108

Key Performance Ratios
Annualized return on average assets	0.89%	0.92%	0.98%	1.03%	0.99%
Annualized return on average common equity (GAAP)	9.71%	10.48%	11.64%	12.58%	12.68%
Annualized return on average common tangible equity (non-GAAP)(2)	12.25%	13.24%	14.93%	16.32%	16.45%
Annualized ratio of net charge-offs to average loans	0.22%	0.18%	0.17%	0.01%	0.08%
Annualized net interest margin (GAAP)	3.95%	3.96%	3.97%	3.95%	4.02%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(3)	4.16%	4.14%	4.14%	4.12%	4.19%
Efficiency ratio, fully tax-equivalent(4)	69.95%	66.29%	63.88%	67.95%	66.90%

Reconciliation of Return on Average Common Tangible Equity (non-GAAP)(5)
Net income available to common shareholders (GAAP)	$17,996	$19,146	$20,172	$20,949	$19,841

Average common stockholders' equity (GAAP)	$751,671	$726,455	$689,637	$669,930	$629,294
Less average goodwill	132,440	127,699	127,699	127,699	119,750
Less average core deposit intangibles and customer relationship intangibles, net	23,225	23,344	24,563	25,884	24,436
Average common tangible equity (non-GAAP)	$596,006	$575,412	$537,375	$516,347	$485,108
Annualized return on average common equity (GAAP)	9.71%	10.48%	11.64%	12.58%	12.68%
Annualized return on average common tangible equity (non-GAAP)	12.25%	13.24%	14.93%	16.32%	16.45%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)(6)
Net Interest Income (GAAP)	$73,028	$75,160	$73,681	$73,118	$72,707
Plus taxable equivalent adjustment(7)	3,860	3,511	3,221	3,146	3,041
Net interest income, fully tax-equivalent (non-GAAP)	$76,888	$78,671	$76,902	$76,264	$75,748

Average earning assets	$7,502,496	$7,551,997	$7,382,860	$7,446,849	$7,276,703

Annualized net interest margin (GAAP)	3.95%	3.96%	3.97%	3.95%	4.02%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.16%	4.14%	4.14%	4.12%	4.19%

(1) Calculated as common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net.
(2) Refer to the "Reconciliation of Return on Average Common Tangible Equity (non-GAAP)" table.
(3) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table.
(4) Refer to the "Reconciliation of Non-GAAP Measure-Efficiency Ratio" table that follows for details of this non-GAAP measure.
(5) Return on average common tangible equity is net income available to common stockholders divided by average common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net. This financial measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(6) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(7) Computed on a tax-equivalent basis using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
Reconciliation of Non-GAAP Measure-Efficiency Ratio(1)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Net interest income	$73,028	$75,160	$73,681	$73,118	$72,707
Tax-equivalent adjustment(2)	3,860	3,511	3,221	3,146	3,041
Fully tax-equivalent net interest income	76,888	78,671	76,902	76,264	75,748
Noninterest income	25,893	24,455	28,542	31,026	29,578
Securities gains, net	(2,482)	(1,608)	(1,584)	(4,622)	(3,526)
Adjusted income	$100,299	$101,518	$103,860	$102,668	$101,800

Total noninterest expenses	$71,740	$69,912	$68,427	$71,020	$70,309
Less:
Core deposit intangibles and customer relationship intangibles amortization	1,171	1,147	1,291	1,297	1,895
Partnership investment in historic rehabilitation tax credits	—	1,051	—	—	—
(Gain)/loss on sales/valuation of assets, net	412	414	794	(43)	313
Adjusted noninterest expenses	$70,157	$67,300	$66,342	$69,766	$68,101

Efficiency ratio, fully tax-equivalent (non-GAAP)	69.95%	66.29%	63.88%	67.95%	66.90%

(1) Efficiency ratio, fully tax-equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis, which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities and historic rehabilitation tax credits. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items, as noted in the table. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(2) Computed on a tax-equivalent basis using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Common Share Data
Book value per common share	$29.26	$28.31	$28.48	$27.88	$27.15
Tangible book value per common share (non-GAAP)(1)	$23.05	$22.55	$22.34	$21.65	$20.86
ASC 320 effect on book value per common share	$(1.06)	$(1.15)	$0.03	$0.21	$0.23
Common shares outstanding, net of treasury stock	26,674,121	26,119,929	24,681,380	24,543,376	24,519,928
Tangible capital ratio (non-GAAP)(2)	7.50%	7.28%	6.85%	6.60%	6.32%

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(3)
Common stockholders' equity (GAAP)	$780,374	$739,559	$703,031	$684,186	$665,766
Less goodwill	141,461	127,699	127,699	127,699	127,699
Less core deposit intangibles and customer relationship intangibles, net	24,068	22,775	23,922	25,213	26,510
Tangible common stockholders' equity (non-GAAP)	$614,845	$589,085	$551,410	$531,274	$511,557

Common shares outstanding, net of treasury stock	26,674,121	26,119,929	24,681,380	24,543,376	24,519,928
Common stockholders' equity (book value) per share (GAAP)	$29.26	$28.31	$28.48	$27.88	$27.15
Tangible book value per common share (non-GAAP)	$23.05	$22.55	$22.34	$21.65	$20.86

Reconciliation of Tangible Capital Ratio (non-GAAP)(4)
Total assets (GAAP)	$8,361,845	$8,247,079	$8,202,215	$8,204,401	$8,253,779
Less goodwill	141,461	127,699	127,699	127,699	127,699
Less core deposit intangibles and customer relationship intangibles, net	24,068	22,775	23,922	25,213	26,510
Total tangible assets (non-GAAP)	$8,196,316	$8,096,605	$8,050,594	$8,051,489	$8,099,570
Tangible capital ratio (non-GAAP)	7.50%	7.28%	6.85%	6.60%	6.32%

Loan Data
Loans held to maturity:
Commercial and commercial real estate	$3,849,748	$3,825,847	$3,900,612	$3,930,879	$3,951,839
Residential mortgage	604,902	617,924	625,965	644,267	666,184
Agricultural and agricultural real estate	481,125	489,318	489,387	480,883	471,271
Consumer	427,962	420,613	425,582	428,730	417,114
Unearned discount and deferred loan fees	(2,133)	(1,983)	(2,831)	(2,501)	(3,403)
Total loans held to maturity	$5,361,604	$5,351,719	$5,438,715	$5,482,258	$5,503,005

Other Selected Trend Information
Effective tax rate	23.49%	30.38%	29.02%	32.37%	33.10%
Full time equivalent employees	1,896	1,864	1,846	1,888	1,907
Total residential mortgage loan applications	$248,614	$304,018	$445,107	$440,907	$406,999
Residential mortgage loans originated	$161,851	$278,065	$324,337	$324,633	$238,266
Residential mortgage loans sold	$172,521	$269,333	$315,917	$302,448	$220,381
Residential mortgage loan servicing portfolio	$4,338,311	$4,308,580	$4,259,459	$4,203,429	$4,112,519

(1) Refer to the "Reconciliation of Tangible Book Value Per Common Share (non-GAAP)" table.
(2) Refer to the "Reconciliation of Tangible Capital Ratio (non-GAAP)" table.
(3) Tangible book value per common share is total common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(4) The tangible capital ratio is total common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net, divided by total assets less goodwill and core deposit intangibles and customer relationship intangibles, net. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Allowance for Loan Losses
Balance, beginning of period	$54,324	$54,653	$51,756	$49,738	$48,685
Provision for loan losses	3,641	2,181	5,328	2,118	2,067
Charge-offs	(3,718)	(3,555)	(3,283)	(2,951)	(1,605)
Recoveries	752	1,045	852	2,851	591
Balance, end of period	$54,999	$54,324	$54,653	$51,756	$49,738

Asset Quality
Nonaccrual loans	$62,868	$64,299	$57,799	$57,053	$47,750
Loans past due ninety days or more as to interest or principal payments	872	86	105	—	639
Other real estate owned	11,188	9,744	10,740	11,003	11,338
Other repossessed assets	739	663	821	564	426
Total nonperforming assets	$75,667	$74,792	$69,465	$68,620	$60,153

Performing troubled debt restructured loans	$11,010	$10,380	$10,281	$9,923	$10,711

Nonperforming Assets Activity
Balance, beginning of period	$74,792	$69,465	$68,620	$60,153	$51,664
Net loan charge offs	(2,966)	(2,510)	(2,431)	(100)	(1,014)
New nonperforming loans	14,819	23,035	10,884	19,994	12,171
Acquired nonperforming assets	—	—	—	—	3,516
Reduction of nonperforming loans (1)	(10,037)	(13,707)	(6,983)	(10,313)	(3,563)
OREO/Repossessed assets sales proceeds	(715)	(1,037)	(343)	(918)	(2,411)
OREO/Repossessed assets writedowns, net	(279)	(274)	(521)	(337)	(182)
Net activity at Citizens Finance Co.	53	(180)	239	141	(28)
Balance, end of period	$75,667	$74,792	$69,465	$68,620	$60,153

Asset Quality Ratios
Ratio of nonperforming loans to total loans	1.19%	1.20%	1.06%	1.04%	0.88%
Ratio of nonperforming assets to total assets	0.90%	0.91%	0.85%	0.84%	0.73%
Annualized ratio of net loan charge-offs to average loans	0.22%	0.18%	0.17%	0.01%	0.08%
Allowance for loan losses as a percent of loans	1.03%	1.02%	1.00%	0.94%	0.90%
Allowance for loan losses as a percent of nonperforming loans	86.29%	84.37%	94.39%	90.72%	102.79%
Loans delinquent 30-89 days as a percent of total loans	0.44%	0.37%	0.40%	0.73%	0.45%

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	March 31, 2017			March 31, 2016
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,449,054	$8,253	2.31%	$1,508,432	$8,735	2.33%
Nontaxable(1)	645,534	7,986	5.02	417,224	5,400	5.21
Total securities	2,094,588	16,239	3.14	1,925,656	14,135	2.95
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	96,270	209	0.88	11,634	4	0.14
Federal funds sold	314	—	—	31,126	10	0.13
Loans:(2)
Commercial and commercial real estate(1)	3,813,258	45,913	4.88	3,743,940	46,754	5.02
Residential mortgage	646,532	6,683	4.19	734,134	7,599	4.16
Agricultural and agricultural real estate(1)	483,079	5,554	4.66	467,978	5,729	4.92
Consumer	422,785	8,053	7.72	412,050	7,923	7.73
Fees on loans		1,760	—		1,571	—
Less: allowance for loan losses	(54,330)	—	—	(49,815)	—	—
Net loans	5,311,324	67,963	5.19	5,308,287	69,576	5.27
Total earning assets	7,502,496	84,411	4.56%	7,276,703	83,725	4.63%
Nonearning Assets	731,014			748,367
Total Assets	$8,233,510			$8,025,070
Interest Bearing Liabilities
Savings	$3,838,001	$2,105	0.22%	$3,556,207	$1,894	0.21%
Time, $100,000 and over	348,782	725	0.84	498,620	871	0.70
Other time deposits	484,336	900	0.75	642,301	1,408	0.88
Short-term borrowings	235,432	137	0.24	311,161	329	0.43
Other borrowings	284,404	3,656	5.21	264,875	3,475	5.28
Total interest bearing liabilities	5,190,955	7,523	0.59%	5,273,164	7,977	0.61%
Noninterest Bearing Liabilities
Noninterest bearing deposits	2,225,702			1,981,882
Accrued interest and other liabilities	63,895			74,253
Total noninterest bearing liabilities	2,289,597			2,056,135
Stockholders' Equity	752,958			695,771
Total Liabilities and Stockholders' Equity	$8,233,510			$8,025,070
Net interest income, fully tax-equivalent (non-GAAP)(1)		$76,888			$75,748
Net interest spread(1)			3.97%			4.02%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(3)			4.16%			4.19%
Interest bearing liabilities to earning assets	69.19%			72.47%

Reconciliation of annualized net interest margin, fully tax-equivalent (non-GAAP)[3]
Net interest income, fully taxable equivalent (non-GAAP)		$76,888			$75,748
Adjustments for tax-equivalent interest(1)		(3,860)			(3,041)
Net interest income (GAAP)		$73,028			$72,707

Average earning assets	$7,502,496			$7,276,703
Annualized net interest margin (GAAP)		3.95%			4.02%
Annualized net interest margin, fully tax-equivalent (non-GAAP)		4.16%			4.19%

(1) Computed on a tax-equivalent basis using an effective tax rate of 35%.
(2) Nonaccrual loans are included in the average loans outstanding.
(3) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Total Assets
Dubuque Bank and Trust Company	$1,436,038	$1,497,775	$1,448,796	$1,473,461	$1,498,771
New Mexico Bank & Trust	1,382,480	1,374,647	1,318,203	1,321,113	1,304,886
Wisconsin Bank & Trust	1,033,633	1,065,715	1,068,288	1,080,224	1,094,872
Morrill & Janes Bank and Trust Company	871,819	863,544	862,767	843,069	872,274
Premier Valley Bank	854,838	640,684	635,620	629,423	751,137
Centennial Bank and Trust	839,505	901,782	892,723	909,697	927,040
Illinois Bank & Trust	746,669	742,173	748,801	742,697	718,074
Arizona Bank & Trust	578,597	582,266	574,561	577,002	558,369
Rocky Mountain Bank	479,121	477,063	481,346	473,583	479,010
Minnesota Bank & Trust	213,789	229,114	238,745	230,004	220,955
Total Portfolio Loans
Dubuque Bank and Trust Company	$903,617	$905,242	$906,347	$928,869	$941,683
New Mexico Bank & Trust	906,477	924,249	917,679	870,109	815,739
Wisconsin Bank & Trust	644,380	650,254	711,714	732,503	758,789
Morrill & Janes Bank and Trust Company	546,123	548,544	538,666	522,518	536,738
Premier Valley Bank	440,406	348,879	354,610	376,275	376,840
Centennial Bank and Trust	572,254	609,760	638,006	668,547	683,085
Illinois Bank & Trust	469,105	473,008	469,236	466,983	465,783
Arizona Bank & Trust	384,028	384,706	385,926	390,078	402,431
Rocky Mountain Bank	330,921	347,839	357,346	362,475	364,189
Minnesota Bank & Trust	142,736	144,098	139,581	144,009	137,412
Total Deposits
Dubuque Bank and Trust Company	$1,212,899	$1,231,016	$1,182,947	$1,159,942	$1,144,470
New Mexico Bank & Trust	1,184,675	1,091,436	1,101,550	1,062,410	1,066,076
Wisconsin Bank & Trust	868,033	899,676	889,957	911,915	921,071
Morrill & Janes Bank and Trust Company	721,075	738,036	676,176	696,073	698,365
Premier Valley Bank	708,226	510,142	520,814	514,522	635,188
Centennial Bank and Trust	712,377	733,449	767,128	775,417	779,607
Illinois Bank & Trust	641,750	636,419	671,104	653,582	629,235
Arizona Bank & Trust	501,111	477,213	493,331	497,599	468,312
Rocky Mountain Bank	420,067	414,344	420,581	405,888	409,787
Minnesota Bank & Trust	189,324	194,368	214,651	207,228	200,343
Net Income
Dubuque Bank and Trust Company	$2,056	$806	$5,112	$4,475	$6,073
New Mexico Bank & Trust	4,419	4,061	3,824	5,642	4,094
Wisconsin Bank & Trust	1,968	2,970	3,368	3,399	3,379
Morrill & Janes Bank and Trust Company	2,227	2,519	1,707	2,133	2,525
Premier Valley Bank	1,306	2,969	1,804	1,695	1,960
Centennial Bank and Trust	1,366	1,572	925	256	824
Illinois Bank & Trust	1,991	1,917	2,179	2,397	2,027
Arizona Bank & Trust	1,486	1,305	2,034	2,121	1,841
Rocky Mountain Bank	1,521	1,229	1,456	1,484	1,064
Minnesota Bank & Trust	591	888	675	559	531